Exhibit 1
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              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

      Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: August 6, 2007


                                              DSI ACQUISITION, INC.


                                              By:  /s/  Joseph Rotberg
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                                              Name:   Joseph Rotberg
                                              Title:  President

                                              DSI HOLDINGS, LLC


                                              By:  /s/  Joseph Rotberg
                                                  ------------------------------
                                              Name:   Joseph Rotberg
                                              Title:  Authorized Signatory

                                              LEE FUNDING GP, LLC


                                              By:  /s/  Joseph Rotberg
                                                  ------------------------------
                                              Name:   Joseph Rotberg
                                              Title:  Chief Financial Officer